Exhibit 10.1

SERVICE MARK AND NAME LICENSE AGREEMENT

THIS SERVICE MARK AND NAME LICENSE AGREEMENT, effective as of the 30th day of November, 2015 (“Effective Date”), is by and between GAMCO Investors, Inc., a corporation organized under the laws of Delaware (“GAMCO” or “Licensor”) and Associated Capital Group, Inc., a corporation organized under the laws of Delaware (“ACG” or “Licensee”, and together with GAMCO, “Parties”, or each individually, a “Party”).

WHEREAS, Licensor is currently the holder of certain shares of ACG class A common stock, par value $0.001 per share (“ACG Class A Stock”) and ACG class B common stock, par value $0.001 per share (“ACG Class B Stock” and, together with the ACG Class A Stock, the “ACG Common Stock”);

WHEREAS, substantially simultaneously with entering into this Agreement, Licensor will distribute the ACG Common Stock to the stockholders of Licensor;

WHEREAS, substantially simultaneously with entering into this Agreement, Licensor and Licensee will enter into a Transitional Administrative and Management Services Agreement pursuant to which Licensor will provide certain services to Licensee and Licensee will provide certain services to Licensor in exchange for the payment of certain fees (the “Services Agreement”);

WHEREAS, the word “GAMCO” is the property of the Licensor and Licensor is the owner of the names and marks and the goodwill symbolized by the word “GAMCO” (collectively, the “GAMCO Mark”);

WHEREAS, Licensee desires to license the right to use the GAMCO Mark in connection with any of its funds, collective investment vehicles, investment partnerships or other investment products now in existence or hereafter developed by the Licensee (collectively the “GAMCO Funds”); and

WHEREAS, Mario J. Gabelli and Licensor (f/k/a Gabelli Asset Management, Inc.) entered into an assignment agreement, dated February 9, 1999 attached hereto as Exhibit A (“Assignment Agreement”), pursuant to which Mario J. Gabelli assigned and transferred to Licensor any and all right, title and interest he has or may have in the name “Gabelli” as a trademark, service mark, corporate or trade name, or d/b/a for use in connection with investment management services, mutual funds, and securities brokerage transactions (the “Gabelli Mark” and, together with the GAMCO Mark, the “Marks”), subject to Mario J. Gabelli’s reservation of certain rights as set forth in the Assignment Agreement.

WHEREAS, Licensee desires to license the right to use the Gabelli Mark in connection with any of its funds, collective investment vehicles, investment partnerships or other investment products now in existence or hereafter developed by the Licensee (collectively, the ““Gabelli Funds” and, together with the GAMCO Funds, the “Funds”); and

WHEREAS, Licensor will license the Marks to Licensee pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the recitals above and the mutual promises set forth below, and the payment of the fees pursuant to the Services Agreement and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties hereto agree as follows:

1.                                      License.

1.1                               Grant.  Licensor hereby grants to Licensee, a non-exclusive, royalty free right and license to use the Marks in connection with the operation, advertising, promotion and marketing of the Funds during the Term of this Agreement.

1.2                               No Other Use.  Licensee shall not use, except as permitted hereunder, or register or apply to register, the Marks, or any name which is the same as or confusingly similar to the Marks.  All rights in and to the Marks not expressly granted herein are reserved by Licensor.

2.                                      Quality Control.

2.1                               Quality Control.  All use of the Marks by Licensee and the nature and quality of all services sold or offered by Licensee in connection with the Marks are subject to Licensor’s reasonable quality control standards.

2.2                               Inspection.  Licensor may periodically inspect Licensee’s operations to ensure compliance with the standards described above with reasonable advance notice and in such manner as not to interfere unreasonably with the normal operations of the business of Licensee.

2.3                               Advertising.  The use of the Marks whether in advertising and promotional materials or otherwise, shall be subject to the approval of Licensor, which approval shall not be unreasonably withheld.

3.                                      Acknowledgment of Rights.

3.1                               Licensee acknowledges and agrees that:

A.                                    Licensor owns all rights, title and interest in and to Marks, and throughout the Term of this Agreement and thereafter, Licensee shall not contest the validity of the Marks, or claim adversely to any right, title and interest of Licensor in and to the Marks; and

B.                                    All goodwill that arises from Licensee’s use of the Marks shall inure to the sole benefit of Licensor.

4.                                      Trademark Protection.

4.1                               Notice of Infringement.  Licensee shall give notice to Licensor of any infringement of either of the Marks that comes to its attention during the Term of this Agreement.  Licensee agrees to cooperate reasonably with Licensor, when requested and at Licensor’s expense, in stopping such infringement, but Licensee shall not take any action against an infringer in its own name or on behalf of Licensor without Licensor’s prior written approval.  Licensor, in its sole discretion, shall decide what, if any, action to take with respect to any infringement or alleged infringement of the Marks.  Nothing in this License Agreement shall impose on Licensee any obligation to investigate any alleged infringement of the Marks.

5.                                      Term; Termination.

5.1                               Term.  This Agreement shall be in perpetuity, subject to Licensor’s right to terminate this Agreement in accordance with Section 5.2 hereof.

5.2                               Termination.  This Agreement may be terminated by Licensor only if Licensee violates the Quality Control provisions in Section 2 hereof; provided, however, prior to any such termination, Licensor must provide Licensee with written notice of any violation of Section 2 and provide Licensee with sixty (60) days to cure any such violation.

5.3                               Effect of Termination.  Upon termination of this Agreement:

A.                                    Licensee shall discontinue, and cease and desist from all use of the Marks and any and all terms confusingly similar to the Marks.

B.                                    All rights of Licensee hereunder shall terminate and revert automatically to Licensor, and Licensee shall not have any right to use or otherwise exploit in any manner the Marks.

6.                                      Miscellaneous.

6.1                               Governing Law.  This Agreement and the rights and obligations of the Parties hereunder shall be governed by and will be construed in accordance with the laws of the State of New York, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

6.2                               Complete Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments, writings and all other communications, whether oral and written, between the Parties.

6.3                               Assignment.  This Agreement may not be assigned or transferred by Licensee in any manner, nor shall Licensee have the right to grant any sublicenses under this Agreement, except with Licensor’s prior written consent.

6.4                               Amendment.  This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written instrument signed by a duly authorized representative of each Party.

6.5                               Severability.  In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, and the subject matter of this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible to the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

6.6                               Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

6.7                               Waiver.  The failure of either Party to insist upon or enforce strict performance of any provision of this Agreement, or to partially or fully exercise any right, or any waiver by either Party of any breach, shall not prevent a subsequent enforcement of strict performance or the exercise of any such right, or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

6.8                               Remedies.  Except where otherwise specified in this Agreement, the rights and remedies of each Party set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it at law or in equity.

6.9                               Headings.  The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any section hereof.

6.10                        Notices.  All notices provided for herein will be in writing and will, unless otherwise provided, be delivered personally or sent by confirmed facsimile transmission, overnight courier service or United States Certified Mail, proper postage prepaid, addressed as follows:

If to GAMCO:

GAMCO Investors, Inc.
One Corporate Center
Rye, NY 10580
Attn:  Legal Department
Fax: (914) 921-5384

If to ACG:

Associated Capital Group, Inc.
One Corporate Center
Rye, NY 10580
Attn:  Legal Department
Fax: (914) 921-5135

[Signatures begin on the following page]

IN WITNESS WHEREOF, each Party hereto has executed, or has caused the execution by its duly authorized representative of, this Agreement as of the Effective Date.

GAMCO INVESTORS, INC.

By:	/s/ Douglas R. Jamieson
	Name:	Douglas R. Jamieson
	Title:	President and Chief Operating Officer

ASSOCIATED CAPITAL GROUP, INC.

By:	/s/ Kieran Caterina
	Name:	Kieran Caterina
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Service Mark and Name License Agreement]

Exhibit A to

Service Mark and Name License Agreement

AGREEMENT

AGREEMENT made this 9th day of February, 1999 by and between Gabelli Asset Management Inc. a New York corporation, (the “Company”), and Mario J. Gabelli, an individual U.S. citizen (“Gabelli”).

WHEREAS, the Company and its predecessors have operated under the name “Gabelli” (the “Name”) and have a registered U.S. service mark for “Gabelli” for use in connection with investment management services, mutual funds, and securities brokerage services; and

WHEREAS, the Company and Gabelli wish to define their rights in and to the use of the Name.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.                                      Gabelli hereby assigns and transfers to the Company any and all right, title and interest he has or may have in or to the Name as a trademark, service mark, corporate or trade name, or d/b/a for use in connection with investment management services, mutual funds, and securities brokerage services.  Gabelli expressly retains any and all right, title and interest he has or may have in or to the Name as a trademark, service mark, corporate or trade name, or d/b/a for use in connection with (i) charitable foundations controlled by Gabelli or members of his family or (ii) entities engaged in private investment activities for Gabelli or members of his family (collectively, the “Retained Activities”).

2.                                      Gabelli represents and warrants that neither he nor any member of his immediate family is currently using the Name as a trademark, service mark, corporate or tradename, or d/b/a to conduct any business other than the Retained Activities, except in Gabelli’s capacity as director, officer, and/or employee of MJG Associates, Inc. and the Funds (as defined in the License Agreement, dated February 9  , 1999, among Gabelli Asset Management Inc., Gabelli International Limited, Gabelli International II Limited, Gabelli Fund, LDC, Gabelli Performance Partnership L.P., and MJG Associates, Inc.) and subject to the terms of said License Agreement

3.                                      Gabelli agrees not to utilize in the future, or authorize any other party to utilize in the future, the Name as a trademark, service mark, corporate or tradename, or d/b/a in connection with investment management services, mutual funds or securities brokerage services (individually and collectively, “Company Activities”), except to the extent that Gabelli has a license from the Company for such use.

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4.                                      The Company agrees not to utilize the name as a trademark, service mark, corporate or trade name, or d/b/a in connection with the Retained Activities.

5.                                      With respect to future uses of the Name as a trademark, service mark, corporate or tradename, or d/b/a in connection with activities other than Company Activities and Retained Activities, the parties shall rely upon their rights as may be established under the applicable trademark or corporate laws.

6.                                      Notwithstanding the foregoing, nothing in this Agreement shall restrict Gabelli from publicly advertising his personal involvement in any activity, service, product or entity, even one that falls within the Company Activities, so long as Gabelli is not prohibited from involvement in such activity service, product or entity under the non-competition provisions of Paragraphs 7 and 8 of the Employment Agreement, dated February 9 , 1999, between Gabelli and the Company.

7.                                      The parties agree to take any and all further actions and execute any further assignments or other documents as may be necessary to effectuate the purposes of this Agreement

8.                                      This Agreement is intended to be performed primarily in the State of New York and shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to its choice of law principles.

9.                                      This Agreement is binding upon Gabelli, his assigns, estate, heirs, administrators, executors and personal representatives and upon the Company and its successors and assigns.

10.                               This Agreement supersedes all prior agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to the matters covered by this Agreement This Agreement may not be modified or amended except by a further written instrument duly executed by both parties.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

/s/ Mario J. Gabelli
Mario J. Gabelli

GABELLI ASSET MANAGEMENT, INC.

By:	/s/ James E. McKee
James E. McKee
Vice President, General
Counsel and Secretary

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